UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2016

STANDARD MOTOR PRODUCTS, INC.
(Exact Name of Registrant as Specified in its Charter)

New York	1-4743	11-1362020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employee Identification Number)

37-18 Northern Boulevard, Long Island City, New York 11101
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: 718-392-0200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5.02(c)-(d).  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of March 31, 2016, the Board of Directors of Standard Motor Products, Inc. (the “Company”) appointed Eric P. Sills, 47, as Chief Executive Officer of the Company and, upon the recommendation of the Nominating and Corporate Governance Committee, appointed Mr. Sills and John P. Gethin as new directors to the Board.

Mr. Sills and Mr. Gethin will serve as directors until the next election of directors at the Company’s 2016 annual meeting of stockholders.  The Board of Directors has determined that Mr. Sills and Mr. Gethin do not presently satisfy the criteria established by the New York Stock Exchange and the Securities and Exchange Commission for independent board members.  Accordingly, neither director will be appointed to any committees of the Board at this time.  As a non-employee director of the Company, Mr. Gethin is eligible to participate in all compensation plans available to the Company’s other non-employee directors, including the award of common stock under the Company’s 2016 Omnibus Incentive Plan, if approved by the Company’s shareholders.  As an executive officer of the Company, Mr. Sills is not presently eligible to receive any compensation for his services as a director of the Company.  Neither Mr. Sills nor Mr. Gethin was selected for the appointments disclosed in this Item 5.02 pursuant to any arrangement or understanding that he had with any other person.

In connection with his appointment, Eric P. Sills replaces his father, Lawrence I. Sills, as Chief Executive Officer, and continues to serve as President of the Company.  Lawrence I. Sills will serve as Executive Chairman of the Board of Directors.

Eric P. Sills joined the Company in 1991, and from that time until 2013, held various leadership positions, including serving as General Manager, LIC Operations; Director of Product Management; Plant Manager, Oxygen Sensor Business Unit; and Vice President Engine Management Division.  In 2013, Mr. Sills was appointed as Vice President Global Operations of the Company, and more recently, in February 2015, he was appointed as President of the Company.

Eric P. Sills will serve as Chief Executive Officer and President on an annual basis.  Mr. Sills’ compensation will remain the same in connection with his appointment as Chief Executive Officer.  However, the Compensation and Management Development Committee of the Board of Directors will review the compensation paid to Mr. Sills during its annual review of the compensation paid to all executive officers of the Company.

With respect to Eric P. Sills, there are no transactions that are required to be disclosed pursuant to Item 404(a) of Regulation S-K in connection with his appointments as a director and Chief Executive Officer of the Company. With respect to Mr. Gethin, the Nominating and Corporate Governance Committee has reviewed and approved of the Company’s entry into a consulting agreement in April 2016 with Mr. Gethin, pursuant to which Mr. Gethin will advise the Company’s senior management, primarily in the development of customer relationships and corporate strategy.  In consideration for such services, Mr. Gethin will receive a monthly consulting fee of approximately $44,000, the reimbursement of reasonable and customary out-of-pocket expenses incurred in performing such services, and a monthly allowance for leasing an automobile and reimbursement of related expenses.  The term of the agreement is for an initial period of one year, and shall renew automatically for successive one-year periods, subject to termination by either the Company or Mr. Gethin at any time, with or without cause, on ninety days’ advance written notice.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD MOTOR PRODUCTS, INC.

By:	/s/ James J. Burke
James J. Burke
Executive Vice President Finance and
Chief Financial Officer

Date: April 1, 2016